Exhibit (b)

KEY MULTI ALTERNATIVES SOLUTIONS FUND

BYLAWS

Dated as of August 10, 2026

i

3.8	Other Officers and Duties	11

ARTICLE IV EXECUTION OF INSTRUMENTS; VOTING OF SECURITIES		11

4.1	Execution of Instruments	11

4.2	Voting of Securities	12

ARTICLE V MISCELLANEOUS		12

5.1	Depositories	12

5.2	Signatures	12

5.3	Seal	12

ARTICLE VI SHARE TRANSFERS		12

6.1	Transfer Agents, Registrars and the Like	12

6.2	Transfer of Shares	13

6.3	Registered Shareholders	13

ARTICLE VII AMENDMENT OF BYLAWS; Compliance with 1940 Act; Enforceability		13

7.1	Amendment and Repeal of Bylaws	13

7.2	Compliance with 1940 Act	13

7.3	Enforceability	13

ii

KEY MULTI ALTERNATIVES SOLUTIONS FUND

BYLAWS

These Bylaws are made and adopted pursuant to Section 3.9 of the Second Amended and Restated Declaration of Trust of Key Multi Alternatives Solutions Fund, dated as of August 10, 2026, as from time to time amended (hereinafter called the “Declaration”). All words and terms capitalized in these Bylaws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

SHAREHOLDER MEETINGS

1.1 Meetings. No annual meetings of the Shareholders are required to be held. A Shareholders’ meeting for the election of Trustees and the transaction of other proper business may be held when authorized or required by the Declaration.

1.2 Place of Meeting. All Shareholders’ meetings shall be held at such place within or without the State of Delaware, or virtually, as the Trustees shall designate. Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust.

1.3 Notice of Meetings. Notice of all Shareholders’ meetings, stating the time, place and purpose of the meeting, shall be given by the Secretary or an Assistant Secretary of the Trust by mail or, to the extent permitted by law, by electronic mail (“e-mail”) or other electronic transmission, as defined in the Delaware Statutory Trust Act, to each Shareholder entitled to notice of and to vote at such meeting at his or her address of record on the register of the Trust or e-mail address or other address for electronic transmissions, if available. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by mail or, to the extent permitted by law, by e-mail or other electronic transmission, as defined in the Delaware Statutory Trust Act, to the Trust’s principal office. Such notice shall be given at least ten (10) days and not more than one hundred and twenty (120) days before the meeting. Such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, or sent by e-mail or other electronic transmission, as applicable. Any adjourned meeting may be held as adjourned without further notice. No notice need be given (a) to any Shareholder if a written waiver of notice, executed before or after the meeting by such Shareholder or his or her attorney thereunto duly authorized, is filed with the records of the meeting, or (b) to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

1.4 Organization and Conduct. Every meeting of Shareholders shall be conducted by an individual appointed by the Board of Trustees or, in the absence of such appointment or appointed individual, by the Chairperson or, in the case of a vacancy in the office or absence of the Chairperson, by the following individuals present at the meeting in the following order: the President, the Secretary and the Treasurer. The Secretary or, in the case of a vacancy in the office or absence of the Secretary, an individual appointed by the Board of Trustees or the Chairperson shall act as Secretary of the Trust. In the event that the Secretary of the Trust presides at a meeting of Shareholders, an individual appointed by the Board of Trustees or the Chairperson, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chairperson or secretary of the meeting. The order of business and all other matters of procedure at any meeting of Shareholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair of the meeting and without any action by the Shareholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance or participation at the meeting to Shareholders of record of the Trust, their duly authorized proxies and such other individuals as the chair of the meeting may determine; (c) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (d) determining when and for how long the polls should be opened and when the polls should be closed and when announcement of the results should be made; (e) maintaining order and security at the meeting; (f) removing any Shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (g) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (h) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of Shareholders shall not be required to be held in accordance with any rules of parliamentary procedure.

1.5 Shareholders Entitled to Vote. If, pursuant to Section 1.10 hereof, a record date has been fixed for the determination of Shareholders entitled to notice of and to vote at any Shareholders’ meeting, each Shareholder of the Trust entitled to vote in accordance with the applicable provisions of the Declaration, shall be entitled to vote, in person or by proxy, each Share or fraction thereof standing in his or her name on the register of the Trust on such record date. If the Declaration or the 1940 Act requires that Shares be voted by series or class, each Shareholder shall only be entitled to vote, in person or by proxy, each Share or fraction thereof of such series or class standing in his or her name on the register of the Trust on such record date. If no record date has been fixed for the determination of Shareholders entitled to notice of and to vote at a Shareholders’ meeting, such record date shall be at the close of business on the day on which notice of the meeting is mailed or sent by e-mail or other electronic transmission, as applicable, or, if notice is waived by all Shareholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

1.6 Quorum. Except as otherwise provided in the Declaration, these Bylaws, or by resolution of the Trustees, the presence at any Shareholders’ meeting, in person or by proxy, of Shareholders entitled to cast one-third (33 1/3%) of the votes thereat shall be a quorum for the transaction of business, unless applicable law requires a different number.

1.7 Adjournment. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned or postponed by, or upon the authority of, the chair of the meeting or the Trustees to another date and time. Any adjourned or postponed session or sessions may be held, within a reasonable time after the date set for the original meeting as determined by, or upon the authority of, the Trustees in their sole discretion without the necessity of further notice.

1.8 Proxies. Shares may be voted in person or by proxy. Any Shareholder may give authorization by telephone, facsimile, or by electronic transmission for another person to execute his or her proxy. When any Share is held jointly by several persons, any one of them may vote at any meeting, in person or by proxy, in respect of such Share unless at or prior to exercise of the vote, the Trustees receive a specific written notice to the contrary from any one of them. If more than one such joint owners shall be present at such meeting, in person or by proxy, and such joint owners or their proxies so present disagree as to any vote cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

1.9 Inspection of Records and Reports. Section 10.7 of the Declaration shall replace and restrict any default rights that a Shareholder might otherwise be entitled to under Section 3819 of the Delaware Act or otherwise.

1.10 Record Dates. The Trustees may fix in advance a date as a record date for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting or any adjournment thereof, or to express consent in writing (including by electronic transmission) without a meeting to any action of the Trustees, or who shall receive payment of any dividend or of any other distribution, or for the purpose of any other lawful action, provided that such record date shall be not more than 120 days before the date on which the particular action requiring such determination of Shareholders is to be taken. In such case, subject to the provisions of Section 1.5, each eligible Shareholder of record on such record date shall be entitled to notice of, and to vote at, such meeting or adjournment, or to express such consent, or to receive payment of such dividend or distribution or to take such other action, as the case may be, notwithstanding any transfer of Shares on the register of the Trust after the record date.

1.11 Inspectors. The Board of Trustees or the Chairperson may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the Chairperson, the inspectors, if any, shall (a) determine the number of shares of beneficial interest represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the Chairperson, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

1.12 Advance Notice of Shareholder Nominees for Trustee and Other Shareholder Proposals

(a) Meetings of Shareholders. (i) Only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Except as contemplated by and in accordance with the next two sentences of this Section 1.12(a), no Shareholder may nominate an individual for election to the Board of Trustees. Nominations of individuals for election to the Board of Trustees may be made at a meeting of Shareholders at which Trustees are to be elected only (A) by or at the direction of the Board of Trustees or (B) provided that the meeting has been called in accordance with Section 1.1 of this Article I for the purpose of electing Trustees, by any Shareholder who is a shareholder of record at the record date set by the Board of Trustees for the purpose of determining Shareholders entitled to vote at the meeting, at the time of the giving of the notice provided for in this Section 1.12 and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 1.12. In the event the Trust calls a meeting of Shareholders for the purpose of electing one or more individuals to the Board of Trustees, any Shareholder may nominate an individual or individuals (as the case may be) for election as a Trustee as specified in the Trust’s notice of meeting, if the Shareholder’s notice, containing the information required by paragraphs (ii) and (iii) of this Section 1.12(a), is delivered to the Secretary of the Trust at the principal executive office of the Trust not earlier than the 120th day prior to such meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by the Board of Trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a meeting shall not commence a new time period for the giving of a Shareholder’s notice as described above.

(ii) Such Shareholder’s notice shall set forth:

(A) as to each individual whom the Shareholder proposes to nominate for election or reelection as a Trustee (each, a “Proposed Nominee”) and any person who has a Disclosable Relationship1 with such Proposed Nominee (each, a “Shareholder Associated Person”):

(1) all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

[1]

A “Disclosable Relationship” with respect to another person means (1) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of any agreement, arrangement, understanding (whether written or oral) or practice, including the sharing of information, decisions or actions, of a person with such other person with respect to the Trust or Shares, (2) the beneficial ownership of securities of any person known by such person to beneficially own Shares and of which such person knows such other person also beneficially owns any securities, (3) sharing beneficial ownership of any securities with such other person, (4) being an immediate family member of such other person, (5) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of a material business or professional relationship with such other person or with any person of which such other person that, directly or indirectly, owns, controls, or holds with the power to vote 5% or more of the outstanding Shares of the Trust, officer, director, trustee, general partner, manager, managing member or employee, or (6) directly or indirectly through one or more intermediate entities, controlling, being controlled by or being under common control with such other person.

(2) the principal occupation or employment of such Proposed Nominee during the past five years;

(3) other directorships, trusteeships or comparable positions held during the past five years;

(4) such person’s written consent to being named as a nominee and to serving as a Trustee if elected;

(5) a representation as to whether such Proposed Nominee is an “interested person” of the Trust, as defined in the 1940 Act, and information regarding such individual that is sufficient, in the discretion of the Board of Trustees or any authorized officer of the Trust, to make such determination;

(6) a representation as to whether such Proposed Nominee meets all applicable legal requirements relevant to service as a Trustee, including, but not limited to, the rules adopted by the principal listing exchange (if any) upon which shares are listed, Rule 10A-3 under the Exchange Act, Article 2-01 of Regulation S-X under the Exchange Act (17 C.F.R. § 210.2-01) (with respect to the Trust’s independent registered public accounting firm) and any other criteria established by the 1940 Act related to service as a director/trustee of a management investment company or the permitted composition of the board of directors/trustees of a management investment company, together with information regarding such individual that is sufficient, in the discretion of the Board of Trustees or any committee thereof, to examine such representation;

(7) a description of all agreements, arrangements, or understandings (whether written or oral) between such Proposed Nominee or any Shareholder Associated Person of such Proposed Nominee and the nominating Shareholder or any Shareholder Associated Person of such nominating Shareholder related to such nomination, including with respect to the voting of any matters to come before the Board of Trustees or any anticipated benefit therefrom to the Proposed Nominee or any Shareholder Associated Person of such Proposed Nominee; and

(8) a representation that the Proposed Nominee is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trustee that has not been disclosed to the Trust.

(B) as to the Shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person:

(1) the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Trust Securities”), if any, which are owned (beneficially or of record) by such Shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Trust Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares of beneficial interest or other security) in any Trust Securities of any such person;

(2) the nominee holder for, and number of, any Trust Securities owned beneficially but not of record by such Shareholder, Proposed Nominee or Shareholder Associated Person;

(3) a representation whether and the extent to which such Shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Trust Securities or (y) any security of any other closed-end investment company (a “Peer Group Company”) for such Shareholder, Proposed Nominee or Shareholder Associated Person or (II) increase or decrease the voting power of such Shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Trust Securities (or, as applicable, in any Peer Group Company); and

(4) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such Shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Trust Securities where such Shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(C) as to the Shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in clause (B) of this paragraph (ii) of this Section 1.12(a) and any Proposed Nominee:

(1) the name and address of such Shareholder, as they appear on the Trust’s share ledger, and the current name and address, if different, of each such Shareholder Associated Person and any Proposed Nominee; and

(2) the investment strategy or objective, if any, of such Shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Shareholder and each such Shareholder Associated Person;

(D) the name and address of any person who contacted or was contacted by the Shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal; and

(E) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice.

(iii) Such Shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (A) that such Proposed Nominee (1) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trustee that has not been disclosed to the Trust and (2) will serve as a Trustee if elected; and (B) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request by the Shareholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed (or over-the-counter market on which any securities of the Trust are traded)).

(b) General. (i) If information submitted pursuant to this Section 1.12 by any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 1.12. Any such Shareholder shall notify the Trust of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary of the Trust or the Board of Trustees, any such Shareholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Trustees or any authorized officer of the Trust, to demonstrate the accuracy of any information submitted by the Shareholder pursuant to this Section 1.12, and (B) a written update of any information (including, if requested by the Trust, written confirmation by such Shareholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the Shareholder pursuant to this Section 1.8 as of an earlier date. If a Shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 1.12.

(ii) Only such individuals who are nominated in accordance with this Section 1.12 shall be eligible for election by Shareholders as Trustees, and only such business shall be conducted at a meeting of Shareholders as shall have been brought before the meeting in accordance with this Section 1.12. The Chairperson shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 1.12.

(iii) For purposes of this Section 1.12, “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Trust with the Commission pursuant to the Exchange Act or the 1940 Act.

(iv) Notwithstanding the foregoing provisions of this Section 1.12, a Shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any right of a Shareholder to request inclusion of a proposal in, or the right of the Trust to omit a proposal from, any proxy statement filed by the Trust with the Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 1.12 shall require disclosure of revocable proxies received by the Shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such Shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(v) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the Chairperson, if the Shareholder(s) giving notice as provided for in this Section 1.12 or Section 1.3 do not appear in person or by proxy at such meeting to present each nominee for election as a Trustee or the proposed business, as applicable, such matter shall not be considered at the meeting.

ARTICLE II

TRUSTEES

2.1 Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairperson, if any, the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent, except as may otherwise be required by law.

2.2 Chairperson; Records. The Chairperson, if any, shall act as Chairperson at all meetings of the Trustees; in absence of a Chairperson, the Trustees present shall elect a Trustee to act as temporary Chairperson. The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary or the person appointed by the Board of Trustees as the meeting secretary.

2.3 Special Meetings. Special meetings of the Trustees shall be held whenever called by the Chairperson, the President (or, in the absence or disability of the President, by any vice president), the Secretary or two or more Trustees, at the time and place within or without the State of Delaware, or by means of a video conference, conference telephone or other means if all individuals participating can hear each other at the same time, as specified in the respective notices or waivers of notice of such meetings.

2.4 Notice. No notice of regular meetings of the Trustees shall be required except as required by the 1940 Act. Notice of each special meeting shall be mailed to each Trustee, at the Trustee’s residence or usual place of business, at least two (2) days before the day of the meeting, or shall be directed to the Trustee at such place by telegraph, telecopy or cable, or shall be sent to the Trustee’s usual or last known e-mail address or other address for electronic transmissions by e-mail or other electronic transmission, as applicable, or be delivered to the Trustee personally, at least twenty-four hours before the meeting. Every such notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise expressly provided by these Bylaws or by statute. No notice of adjournment of a meeting of the Trustees to another time or place need be given if such time and place are announced at such meeting.

2.5 Waiver of Notice. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

2.6 Adjournment and Voting. At all meetings of the Trustees, a majority of the Trustees present, whether or not constituting a quorum, may adjourn the meeting, from time to time. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by law, by the Declaration or by these Bylaws.

2.7 Compensation. Each Trustee may receive such remuneration for his or her services as such as shall be fixed from time to time by resolution of the Trustees.

2.8 Quorum. A majority of the Trustees present at a meeting shall constitute a quorum for the transaction of business, but in no case shall a quorum be less than two Trustees.

2.9 Action Without a Meeting. Pursuant to the applicable provisions of the Declaration and Section 3806 of the Delaware Act, the Trustees may take any action required or permitted to be taken at any meeting of the Trustees or by any committee thereof without a meeting, if (i) a consent thereto is given in writing (including by electronic transmission) by a majority of the Trustees or members of such committee, as the case may be, and (ii) such consent is filed with the records of the meetings. Consistent with the Declaration and Section 3806 of the Delaware Act, a consent given by electronic transmission by a Trustee or by a person or persons authorized to act for a Trustee shall be deemed to be written and signed.

ARTICLE III

OFFICERS

3.1 Officers of the Trust. The officers of the Trust shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person. No officer of the Trust need be a Trustee.

3.2 Election and Tenure. At the initial organization meeting, the Trustees shall elect the Chairperson, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3 Resignation and Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairperson, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairperson, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5 President and Vice Presidents. The President shall be the principal executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the

President, the vice presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the vice president designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each vice president shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

3.6 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and any committee of the Trustees. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.7 Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds on behalf of the Trust.

3.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.

ARTICLE IV

EXECUTION OF INSTRUMENTS; VOTING OF SECURITIES

4.1 Execution of Instruments. All deeds, documents, transfers, contracts, agreements, requisitions, orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Trust, and any other instruments requiring execution either in the name of the Trust or the names of the Trustees or otherwise may be signed by the Chairperson, the President, a vice president or the Secretary and by the Treasurer, or as the Trustees may otherwise, from time to time, authorize, provided that instructions in connection with the execution of portfolio securities transactions may be signed by one such person. Any such authorization may be general or confined to specific instances.

4.2 Voting of Securities. Unless otherwise ordered by the Trustees, the Chairperson, the President or any vice president shall have full power and authority on behalf of the Trustees to attend and to act and to vote, or in the name of the Trustees to execute proxies to vote, at any meeting of stockholders of any company in which the Trust may hold stock. At any such meeting such person shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Trustees may by resolution from time to time confer like powers upon any other person or persons.

ARTICLE V

MISCELLANEOUS

5.1 Depositories. In accordance with Section 8.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

5.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or Bylaws or as the Trustees may from time to time by resolution provide.

5.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

ARTICLE VI

SHARE TRANSFERS

6.1 Transfer Agents, Registrars and the Like. As provided in Section 6.8 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

6.2 Transfer of Shares. The Shares of the Trust shall be subject to the limitations on transfer as provided in Section 6.9 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of proper evidence as may be reasonably required to show that the requested transfer is proper.

6.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VII

AMENDMENT OF BYLAWS; COMPLIANCE WITH 1940 ACT; ENFORCEABILITY

7.1 Amendment and Repeal of Bylaws. In accordance with Section 3.9 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time. Action by the Trustees with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

7.2 Compliance with 1940 Act. No provision of these Bylaws shall be given effect to the extent inconsistent with the requirements of the 1940 Act.

7.3 Enforceability. If any provision of these Bylaws is found by a court of competent jurisdiction to be invalid or unenforceable for any reason, it is the intent and agreement of the Trustees that the invalidity or unenforceability of any provision of these Bylaws shall not affect the validity or enforceability of any other provision of these Bylaws, and any invalid or unenforceable provision of these Bylaws shall be modified so as to be enforced to the maximum extent of its validity or enforceability.